EXHIBIT 99.1

Thomas O'Hern to Become Chief Executive Officer of The Macerich Company

Scott Kingsmore to become Chief Financial Officer

SANTA MONICA, Calif., April 26, 2018 – The Macerich Company (NYSE: MAC) (the "Company") today announced that Thomas O'Hern will be appointed to the role of Chief Executive Officer of the Company, effective as of January 1, 2019.  Mr. O'Hern will succeed Arthur Coppola, who is retiring from his role as Chief Executive Officer effective as of December 31, 2018.  Mr. O'Hern currently serves as the Company's Senior Executive Vice President, Chief Financial Officer and Treasurer and will continue to serve in that role until his appointment to the role of Chief Executive Officer.   The Company also announced that Scott Kingsmore, Senior Vice President of Finance, will assume the role of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of January 1, 2019, to succeed Mr. O'Hern.

As the incoming Chief Executive Officer, Mr. O'Hern will be nominated to stand for election to the Company's Board of Directors as a director at the 2018 Annual Meeting to fill the seat previously held by Mr. Coppola, whose term as a director and Chairman will expire at the 2018 Annual Meeting.  The Board has appointed Steven Hash, current Lead Independent Director, to serve in the role of independent Chairman of the Board as of the 2018 Annual Meeting and will separate the roles of CEO and Board Chair as of such date.

"The Board and I are all delighted to name Tom as the Company's next CEO," said Steven Hash, Lead Director and incoming Chairman of the Board.  "Succession planning is a top priority for the Board, and the Board was unified in its determination that Tom is the right person to lead Macerich into the future.  We are confident Tom will build upon the Company's success with a keen eye towards its future and a focus on generating long-term value for the Company and all of our stockholders."

Mr. Coppola said, "Tom has tremendous passion for our business, and I have had the pleasure of working side-by-side with Tom for 25 years. Our CFO since 1994, Tom is a proven, results-driven leader who has been instrumental in Macerich's success.  Tom's deep knowledge of our Company and the evolving retail landscape, his financial and strategic acumen and his rich network of relationships across our industry and with Macerich's investors will continue to be powerful assets to the Company.  We are blessed to have a deep bench of talented associates with significant tenure at the Company.  Tom is absolutely the right leader at the right time for this team."

Mr. O'Hern said, "I am honored that the Board has chosen to entrust me with the privilege and responsibility of leading Macerich into its next stage, building on our history of excellence and success.  I look forward to working with the Board and my Macerich colleagues to execute on the Company's strategic and operational priorities, and I am confident we are well positioned to drive continued success.  I want to thank our incredible and hardworking team of employees for their support and dedication.  We are all committed to ensuring Macerich's centers are the locations of choice for retailers, delivering unique experiences for shoppers and enhanced value for stockholders.  I am also delighted that Scott Kingsmore, with whom I have worked for many years, will succeed me in the role of CFO."

The Company also announced that Robert Perlmutter, former Chief Operating Officer of the Company, has departed from Macerich.  The Company thanks Robert for his service and contributions and wishes him all the best in his next endeavors.

 Mr. O'Hern was appointed Senior Executive Vice President in September 2008 and has been the Company's Chief Financial Officer and Treasurer since July 1994.  Mr. O'Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From the Company's formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies.  He was also a certified public accountant with Arthur Andersen & Co. and he was with that firm from 1978 through 1984.  Mr. O'Hern is a member of the board of directors, the audit committee chairman and a member of the nominating and corporate governance committee of Douglas Emmett, Inc., a publicly traded REIT.  Mr. O'Hern also serves on The USC Marshall School of Business Board of Leaders.

Mr. Kingsmore joined the Company's Finance team in 1998 after serving as Macerich's controller for two years. Mr. Kingsmore has been responsible for managing the Company's debt portfolio, ranging from refinancings to acquisition, development and corporate financing transactions, as well as overseeing the Company's financials and various aspects of internal and external financial reporting for the Company.  Having financed the Macerich portfolio multiple times over, Mr. Kingsmore has completed secured and unsecured transactions in excess of $20 billion.  He is well-versed in the capital markets and has deep relationships with major life insurers, CMBS and commercial bank lenders.  Mr.  Kingsmore has over 25 years of experience in the retail real estate industry, and has been with Macerich for the past 22 years.  Prior to his tenure at Macerich, he worked for Westfield America.  Mr. Kingsmore is a Certified Public Accountant.

ABOUT MACERICH
Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 53 million square feet of real estate consisting primarily of interests in 48 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor.

A recognized leader in sustainability, Macerich has earned NAREIT's prestigious "Leader in the Light" award every year from 2014-2017. For the third straight year in 2017 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Forward Looking Statements
This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as  "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors.  The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

Contacts
Thomas O'Hern, Senior Executive Vice President and Chief Financial Officer, 310-394-6000